Exhibit 35.1

SERVICING COMPLIANCE STATEMENT

In connection with the Annual Report on Form 10-K of Santander Drive Auto Receivables Trust 2015-4 for the fiscal year ending December 31, 2015 (the “Report”), the undersigned, a duly authorized officer of Santander Consumer USA Inc. (the “Servicer”), does hereby certify and represent that:

1.	A review of the activities and performance of the Servicer under the Sale and Servicing Agreement, dated as of August 26, 2015, among Santander Drive Auto Receivables LLC, Santander Consumer USA Inc., Santander Drive Auto Receivables Trust 2015-4 and Wells Fargo Bank, National Association (the “Agreement”) during the period that is the subject of the Report has been made under my supervision.

2.	To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the period that is the subject of the Report.

SANTANDER CONSUMER USA INC.

/s/ Jennifer M. Davis
Name: Jennifer M. Davis
Title: Deputy Chief Financial Officer
Date: March 29, 2016

/s/ Rich Morrin
Name: Rich Morrin
Title: Chief Operating Officer
Date: March 29, 2016